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                                                               Exhibit 23(d)(iv)

                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investment Advisory Agreement between us dated as of September 1, 2003 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

          the DJ Wilshire Large Cap ETF;
          the DJ Wilshire Mid Cap ETF;
          the DJ Wilshire Mid Cap Value ETF;
          the DJ Wilshire Mid Cap Growth ETF;
          the DJ Wilshire Small Cap ETF;
          the KBW Bank ETF;
          the KBW Capital Markets ETF;
          the KBW Insurance ETF; and
          the SPDR Dividend ETF (the "New Portfolios").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Investment Adviser with respect to the New Portfolios.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        SSgA Funds Management, Inc.


                                        By: /s/ Greg Ehret
                                            ------------------------------------
                                            Greg Ehret, Principal

As of October 20, 2005